                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 2000 incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-95342, 33-3558, 33-22310, 33-27208, 33-36579, 33-50282, 33-67918, 33-68300, 33-75846,
33-79632,33-79634, 33-79636, 33-79638, 33-59083, 33-59623, 33-63885, 333-01527,
333-01915, 333-02525, 333-04875, 333-04401, 333-05717, 333-05291, 333-06533,
333-25923, 333-27277, 333-44569, 333-44613, 333-45319, 333-41661, 333-45269,
333-50461, 333-55777, 333-66013, 333-71007, 333-81337, 333-87243 and 333-90247.


                                                  /s/ ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
March 30, 2000